                                                                    Exhibit 23.a
                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
First Bancorp

We consent to incorporation by reference in the Amendment No. 1 to the Registration Statement of First Bancorp on Form S-8 relating to the First Bancorp 1994 Stock Option Plan, of our report dated January 31, 1997, relating to the consolidated balance sheets of First Bancorp and subsidiaries as of December 31, 1996 and 1995, and the related statements of consolidated income, consolidated cash flows and changes in consolidated shareholders' equity for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report and is incorporated by reference in the FORM 10-KSB of First Bancorp. Our report dated January 31, 1997, refers to the fact that on January 1, 1994, First Bancorp adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."



                                        /s/ KPMG Peat Marwick LLP
Charlotte, North Carolina
March 21, 1997